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                                                                       EXHIBIT 5
                                                                       ---------

                    [HOST MARRIOTT CORPORATION LETTERHEAD]



                                 June 6, 1997



Host Marriott Corporation
10400 Fernwood Road
Bethesda, Maryland  20817

RE:  Registration Statement on Form S-8
     Non-Employee Directors' Deferred Stock Compensation Plan
     --------------------------------------------------------

Ladies and Gentlemen:

     I submit this opinion to you in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") in connection with the Host Marriott Corporation Non-Employee Directors' Deferred Stock Compensation Plan (the "Plan"). The Registration Statement relates to 500,000 shares of Common Stock, par value $1.00 per share (the "Common Stock"), of Host Marriott Corporation (the "Corporation") registered in connection with the Plan. As Corporate Secretary and Associate General Counsel of the Corporation, I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I deemed necessary or appropriate for the purpose of this opinion. Based upon that examination and review, I advise you that in my opinion:

     (i) the Corporation has been duly incorporated and is validly existing under the laws of the State of Delaware; and

     (ii) to the extent that the operation of the Plan results in the issuance of Common Stock, such shares of Common Stock have been duly and validly authorized and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to my opinion in the Registration Statement.

                                       Very truly yours,


                                       By: /s/ Anna Mary Coburn
                                          ---------------------------
                                           Anna Mary Coburn
                                           Corporate Secretary and
                                             Associate General Counsel